STOCK PURCHASE AGREEMENT ("Agreement"), dated as of April 11, 2000, between Oriental Allied Holdings Ltd., a corporation organized under the laws of the Bahamas (the "Seller") and Win-Gate Equity Group Inc., a corporation organized under the laws of the State of Florida (the "Buyer").

                                    RECITALS:

         a. Seller owns 2,495,636 shares of common stock ("BVI Stock") of Interloop Americas Inc., a corporation organized under the laws of the British Virgin Islands ("Interloop Americas") each of which has a par value of $1.00 per share and owns 159,682 shares ("Colombian Stock") of the common stock of Interloop S.A. Nacional de Telecomunicaciones E.S.P., a corporation organized under the laws of the Republic of Colombia ("Interloop Colombia") (BVI Stock and the Colombian Stock are individually and collectively referred to as the "Stock").

         b. The Seller wishes to sell, and the Buyer wishes to purchase the Stock for the Purchase Price and upon the terms and subject to the conditions described below.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is acknowledge, it is hereby agreed as follows:

         1.       Sale of Stock.
                  -------------

         Seller sells to Buyer, and Buyer purchases from Seller, (i) the BVI Stock, on the date hereof, free and clear of all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever ("Liens"); and (ii) the Colombian Stock, to be delivered to Buyer on or before April 17, 2000 (the "Delivery Date") free and clear of any Liens. The Buyer shall pay to the Seller for the Stock (i) on the date hereof, the amount of $10,000,000 by delivering to Seller of 1,000,000 shares of common stock, each having a par value of $.001 per share, of the Buyer, valued for the purpose of this Agreement, at US$10 per share (the "Win Gate Shares"); and (ii) on the Delivery Date, a promissory note of the Buyer, attached herein as Exhibit 1 as described in Section 3 hereto (the "Note" and together with the Win Gate Shares, the "Purchase Price").

         2.       Obligations of Seller and Buyer.
                  -------------------------------

                  (i) The Seller delivers to the Buyer, (i) on the date hereof, stock certificate(s) representing the BVI Stock owned by it free of any legends, Liens or restrictions of any kind; and (ii) on the Delivery Date, stock certificate(s) representing the Colombian Stock to be owned by it free of any legends, Liens or restrictions of any kind, together with stock powers executed by it with signatures guaranteed by a member of the New York Stock Exchange or a national bank in the United States.

                  (ii) The Buyer delivers to the Seller, on the date hereof and on the Delivery Date the Purchase Price, in accordance with Section 1 herein.


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         3.       The Note.
                  --------

                  3.1 Description of the Note. The principal amount of the Note, due on October 31, 2001 is $7,000,000, inclusive of interest, at the rate of 12% per annum. The Buyer has the one time right, which can be exercised at any time during the thirty day period from April 1, 2001 to April 10, 2001 (the "Election Period") to prepay the Note in full by payment of the sum of US$7,000,000 to the Seller. The full amount of the Note is payable, if elected to be paid by the Buyer, one year earlier than its maturity date, in lieu of the payment of breakage costs to the Seller. If the Note is not prepaid during the Election Period, Seller has the right to convert it as provided in Section 3.4 herein.

                  If the Note is not paid when due, thereafter the Buyer shall pay interest in respect of the unpaid principal amount of the Loan at a rate per annum equal to 6% in excess of the Base Rate in effect from time to time.

                  For the purpose of this Section 3.1, "Base Rate" shall mean the rate which Citibank N.A. announces from time to time as its base rate, the Base Rate to change when and as such base rate changes. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

                  3.2 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under the Note shall be made to the Seller, in accordance with the terms of this Agreement and shall be made in lawful money of the United States of America in New York Clearing House funds, at the offices of Buyer, described in Section 9 (a). Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

                  For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any day on which State and Federal banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  3.3 Prepayment. The Note may be prepaid without any prior consent of the Seller.

                  3.4 Conversion. In the event that the Buyer has not elected and prepaid the Note during the Election Period, Seller shall have the right within the 10 days after the Election Period to convert the Note into (i) 500,000 shares of common stock or, (ii) if the Buyer has any other class of equity securities with a preference, as to liquidation, dividends or otherwise, into which GNB Bank Panama S.A. converted its loan (the "Preferred") into 500,000 shares of Preferred (the shares to be converted pursuant to either Subparagraph (i) or (ii) herein are called the "Converted Shares"). In order to exercise its conversion rights, Seller shall, within 10 days from the Election Period, send a written notice to Buyer, communicating the desire to convert the Note.

                  Upon conversion and receipt of a certificate(s) for the Converted Shares all obligations of Buyer under the Note shall terminate.

                  3.5 Net Payments. All payments made by the Buyer hereunder or under the Note will be made without setoff, except for any claims made by the Buyer in connection with any breach by the Seller of its representations, undertakings and covenants under this Agreement and the representations, undertakings and covenants made by Ingenieria Financiera Colombiana Ltda. to the Buyer in a separate stock purchase agreement signed between them in the date hereof. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein.

         4.       Representations of Seller.
                  -------------------------

                   Seller represents and covenants to the Buyer other as follows:

                  4.1 Organization, Good Standing and Qualification. Each of the Seller, Interloop Americas and Interloop S.A. Nacional de Telecomunicaciones E.S.P., a corporation organized under the laws of the Republic of Colombia ("Interloop Colombia") (Interloop Colombia and Interloop Americas are collectively called the "Subsidiaries" and together with the Seller, the "Companies"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Companies has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Seller has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects.

                  4.2 Capitalization. On the date hereof, (i) the authorized capital stock of Interloop Americas consists of 3,400,000 shares of common stock, $1.00 par value per share, of which 3,400,000 shares are issued and outstanding; and (ii) the authorized capital stock of Interloop Colombia consists of 2,661,376 shares of common stock, Colombian Pesos 1,000 par value per share, of which 2,661,376 shares are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable. None of the Companies has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. There are no agreements among the stockholders of the Companies with respect to the voting or transfer of the capital stock of the Companies, except as set forth on Schedule 4.2 and all of the requirements of such agreements have been satisfied in full. Schedule 4.2 hereto includes a complete and correct list as of immediately prior to the Closing, of the name of each of the stockholders of Interloop Americas and Interloop Colombia and the number of shares of stock owned by such stockholder, and the name of each holder of an


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outstanding stock option, warrant and/or convertible security and the number of options, warrants and/or convertible securities to purchase or otherwise acquire stock owned by such holder and the exercise or conversion price, as applicable, at which such option, warrant or convertible security may be exercised or converted, as the case may be. Seller is (i) the record and beneficial owner of the Stock which is free and clear from any Liens and they shall deliver to Buyer, certificates representing the Stock; and (ii) there is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any of the Stock.

                  4.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation. Seller has all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Seller. This Agreement is duly executed and delivered by the Seller and the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement, the consummation by the Seller of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Seller of the Stock) will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person"); (b) contravene (i) any requirement of law to which it is subject, including the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor (ii) any judgment, decree, franchise, order or demand applicable to it (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its or his properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which it is a party or bound or to which it may be subject or violate any provision of its organization documents. None of the Companies is in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over it which is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any of them.

                  4.4 Subsidiaries of Interloop Americas and Interloop Colombia. The only subsidiaries of the Subsidiaries are set forth on Schedule 4.4. Except as set forth on Schedule 4.4, all the outstanding shares of common stock of each such subsidiary are owned by the Seller, by another wholly owned subsidiary of the Seller or by the Seller and another wholly owned subsidiary of the Seller, free and clear of all Liens and are duly authorized, validly issued, fully paid and nonassessable. Except for the Subsidiaries and as set forth in Schedule
4.4 hereto, the Subsidiaries do not own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity. Except as set forth on Schedule 4.4, there are not outstanding (and none of the Seller and the Subsidiaries have any plan to issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from either by the Seller or any Subsidiary of any shares of capital stock of any Subsidiary. There are no voting agreements, voting trust agreements, stockholder agreements or other similar agreements relating to the capital stock of any of the Subsidiaries.

                  4.5 Litigation. Except as set forth in Schedule 4.5, there is no action, suit, order, proceeding, investigation or governmental approval process (individually and collectively, "Actions") pending or threatened against any of the Companies, or affecting any of the properties or assets of any of the Companies (including, without limitation, any of its Permits) which individually or in the aggregate could have an adverse effect on the Companies, taken as a whole, nor is there any basis for any such Action. There is no Action against any director, officer or employee of any of the Companies in connection with the business of any of the Companies which, in the event of an adverse judgment against any such Person, could have an adverse effect on the Companies, taken as a whole, nor, is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or threatened (or any basis therefor known to the Company) involving the prior employment of any employees of any of the Companies, their use in connection with the business of any of the Companies of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth in Schedule 4.5, none of the Companies nor any of their respective assets or properties, nor, in connection with its business any stockholder, director, officer or employee of any of the Companies, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the condition of the Companies, taken as a whole. There is no Action by any of the Companies currently pending or which any of the Companies intends to initiate which is material to the condition of the Companies, taken as a whole.

                  4.6 Undisclosed Liabilities. Except as set forth on Schedule
4.6 , the Companies have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practices and not in violation of this Agreement.

                  4.7 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Companies in writing to the Buyer for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Companies in writing to Buyer will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact or circumstance which has, or is reasonably likely to have, an adverse effect on the Companies or taken as a whole which has not been disclosed herein or in such other documents, certificates and statements furnished to the Buyer for use in connection with the transactions contemplated hereby.

                  4.8 Compliance with Laws, etc. The Companies are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

                  4.9 Labor Relations. (a) The Companies are not engaged in any unfair labor practice that could have an adverse effect of any of Companies. There is (i) no significant unfair labor practice complaint pending against the Companies, threatened against the Companies or, before any governmental body or agency and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Companies, threatened against the Companies or, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Companies or, threatened against the Companies, (iii) No union representation question existing with respect to the employees of the Companies.

                  (b) No officer or director of the Companies, and no other employee of the Companies, is a party to or bound by the Companies or other commitment or obligation, or subject to any writ, injunction, stipulation, judgment, decree or order of any governmental entity, that may interfere with the use of such director's, officer's or other employee's best efforts to promote the interests of the Companies, conflict with the business of the Companies, as now conducted, or the transactions contemplated by this Agreement.

                  (c) Neither the Companies nor any of its or their officers or employees has any patents issued or applications pending for any device, process, method, design or invention of any kind now used in or necessary for the conduct of the business as presently conducted by the Companies, which patents or applications have not been assigned to the Companies with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Authority.

                  4.10 Taxes. All Colombian, British Virgin Islands, Bahamian, and other applicable federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other tax returns and reports required to be filed by any of the Companies in those or in any other jurisdiction (collectively, "Returns") have been timely filed. All such Returns are true, correct and complete in all material respects. All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from any of the Companies have been paid. Except as set forth in Schedule 4.10, no income tax return of any of the Companies has been audited by the applicable Governmental Authority, no controversy with respect to taxes of any type is pending or threatened, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for any of the Companies for any period.

                  4.11 Books and Records. The books of account, ledgers and records of each of the Companies accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of each of the Companies fully set forth all action taken by the Board of Directors, stockholders and, if any, executive board (or other committee thereof) of each such of the Companies.

                  4.12 Intellectual Property. (1) For the purpose of this
Section 4.12: (i) "Intellectual Property" shall mean all patents, trademarks, service marks, trade names, brand names, franchises, technology, areas of know-how and processes proprietary rights of any kind, and registered copyrights, and any applications for any of the foregoing of any kind in which any of the Companies has an interest or which is otherwise used in, the business of the Companies; and (ii) "Intellectual Property Licenses" means all licenses or agreements that materially affect the rights of the Companies to any of the Intellectual Property or are needed for the use or exploitation of the assets of the Companies or any trade secret material of the Companies.

                           a. Except as set forth in Schedule 4.12 (a), the
Companies are the sole and exclusive owners, free and clear of all Liens, and have all right, title and interest in all of the Intellectual Property. With respect to any Intellectual Property or trade secret necessary to conduct its business, each of the Companies owns or has the right to use such Intellectual Property or trade secret in its business. Each of the Companies has the right to use all Intellectual Property necessary to conduct the business of such of the Companies as now being conducted and as proposed to be conducted by such of the Companies.

                           b. Except as set forth in Schedule 12 (a), each of
the Intellectual Property Licenses is in full force and effect and constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against each of the Companies party thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity and each other Person party thereto. Each of the Companies has performed all obligations imposed upon it under each of the Intellectual Property Licenses to which it is a party. None of the Companies nor any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth in Schedule 12 (a), no other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by any of the Companies in respect of any of the Intellectual Property or any trade secret material of any of the Companies, except the Intellectual Property Licenses. No director, officer, stockholder, employee or other Affiliate of the Company owns, directly or indirectly, in whole or in part, any of the Intellectual Property or any trade secret material of any of the Companies. None of the officers, employees, consultants, distributors, agents, representatives or advisors of any of the Companies have entered into any agreement relating to such of the Companies' business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Companies.

                           c. None of the Companies have disclosed any
proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than the Buyer and the employees, consultants, accountants, lawyers and other advisors of the Companies. Each of the Companies has at all times maintained reasonable procedures to protect and have enforced all trade secrets of such Company. Each of the Companies has disclosed trade secrets to other Persons solely as required for the conduct of such Company's business and solely under nondisclosure agreements that are enforceable by such Company. None of the Companies is under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material of any of the Companies or the Intellectual Property Licenses, nor is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Intellectual Property, any trade secret material to any of the Companies or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of any of the Companies, that would give rise to such obligation.

                           d. The consummation of the transactions contemplated
hereby will not alter or impair the rights of any of the Companies to any of the Intellectual Property, any trade secret material to any of the Companies, or under any of the Intellectual Property Licenses.

                  (2) a. Except as set forth in Schedule 12 (a), no claim with respect to the Intellectual Property, any trade secret material to any of the Companies, or any Intellectual Property License which would materially adversely affect the ability of any of the Companies to conduct its business as presently conducted and as proposed to be conducted is currently pending or has been asserted, or threatened by any Person, nor does the Seller know of any grounds for any claim against any of the Companies, (A) to the effect that any operation or activity of any of the Companies presently occurring or contemplated, including, inter alia, the manufacture, use or sale of any software, product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to any of the Companies; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of such of the Companies; or (D) challenging the license of any of the Companies or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                           b. There is no United States or foreign patents or
any patent applications which if issued as patents would be infringed by any activity of any of the Companies.

                  (3) a. All the patents and patent applications of the Companies (the "Patents and Applications") have been properly prepared and filed on behalf of each of the Companies named therein and are being diligently pursued by the Companies. The inventions described in the Patents and Applications are assigned or licensed to the Companies and no other entity or individual has any right or claim in any of the inventions, Patents and Applications or any patents to be issued therefrom. None of the Companies is aware of any material defects in any of the Patents and Applications which would cause any of them to be held invalid or unenforceable. Each of the Companies named in any of the Patents and Applications has filed in the Patents and Applications to which it is a party all relevant and noncumulative prior art of which it is aware.

                           b. There is no objection or proceeding, pending or
threatened, that would affect the validity of any patent issued pursuant thereto.

                           c. Except in connection with the prosecution of the
patent applications listed on Schedule 4.12 (3) (c) hereto, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which the Companies are a party or by which any property (such term "property" specifically to include rights pursuant to licenses or options or other rights to acquire licenses) of the Companies are subject, and no such proceedings are threatened or contemplated by Governmental Authorities or other Persons.

                  4.13 Properties. The Companies have good and marketable title to all properties owned by them, free and clear of all Liens. With respect to any lease or rental agreement to which the Companies are a party, (i) such lease or rental agreement is in full force and effect, (ii) the Companies have complied in all material respects with all of the terms of such lease or rental agreement, (iii) there exists no event of default or an event, act or condition (other than immaterial defaults or conditions which are not reasonably likely to adversely affect the interests of the Buyer) which with notice or lapse of time, or both, would constitute an event of default thereunder by the Companies and
(iv) the Companies are in possession of the premises demised under all such leases and rental agreements and are conducting business an such premises.

                  4.14 Assets other than Real Property. Except as set forth on Schedule 4.14, each of the Companies has good title to all tangible assets owned by them listed, free and clear of all Liens. The Companies own or, as set forth on Schedule 4.14, lease all tangible personal property currently used in the conduct of its business as presently conducted by each of them. All the intangible personal property owned by the Companies is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by the Companies is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

                  4.15     Patents, Licenses, Franchises and Formulas. Schedule
4.15 lists all the Patents, Licenses, Franchises and Formulas of the Companies.
(i) The Companies own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business, without any known conflict with the rights of others; and (ii) Except as set forth on
Schedule 4.15, Interloop

Colombia owns free of any obligations and Liens whatsoever, the license granted by the Ministry of Communication of the Republic of Colombia to Interloop Colombia. Such license is also attached hereto under Schedule 4.15.

                  4.16 Environmental Laws. Each of the Companies has obtained all permits, licenses and other authorizations which are required with respect to the operation of its business and the ownership of its assets under any and all, Colombian, British Virgin Island, Bahamian, Federal, state and local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the pollution or protection of the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, or toxic or hazardous substances or hazardous wastes into the environment (including the ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport of handling of pollutants, contaminants, petroleum or petroleum products, or toxic or hazardous substances or hazardous wastes or the clean-up or other remediation thereof.

                  4.17 Insurance. The Companies presently maintain and have maintained in effect since their formation all the insurance policies required by applicable law or reasonably appropriate in connection with the operation of their business as presently conducted.

                  4.18 Financial Statements. The financial statements of the Companies, attached hereto as Schedule 4.18, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of the Company and the consolidated results of operations and cash flows for the periods then ended and there are no material changes in the financial condition of any of the Companies, since the date those financial statements closed.

         5        Securities matters.
                  ------------------

                  5.1 The Win Gate Shares are received by the Seller for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Seller understands that the Win Gate Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

                  5.2 Seller acknowledges that the Win Gate Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

                  5.3 Seller has received and carefully reviewed (i) Buyer's Registration Statement on Form S-1, (ii) all other information filed by Buyer pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

                  5.4 Seller is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto and the Seller must forego the Win Gate shares, if an, that such a review would provide.

                  5.5 Seller understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

                  5.6 Seller represents and covenants that it is and "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  5.7 Seller understands that all certificates for the Win Gate Shares shall bear a legend in substantially the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

         6. Representations and Warranties of Buyer. Buyer hereby represents and covenants to, and agrees with, the Seller as follows:

                  6.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Buyer has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

                  6.2 Capitalization. (a) On the date herein, the authorized capital stock of Buyer consists of (i) 20,000,000 shares of common stock, $.001 par value per share, of which 18,150,702 shares are issued and outstanding (ii) 5,000,000 shares of preferred stock, $.001 par value per share, of which none are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Win Gate Shares are, and the Converted Shares on issuance will be, free and clear from any Liens and Buyer shall deliver to Seller, certificates representing the Win Gate Shares; and (ii) there is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any of the Win Gate Shares.

                  6.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement is duly executed and delivered by the Buyer and the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

                  6.4 No Violation. The execution, delivery or performance by the Buyer of this Agreement (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on the Buyer, (ii) will not conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Buyer is a party or by which its respective properties or assets is bound or to which it may be subject.

                  6.5 SEC Filings. Financial Statements. Buyer has filed all material reports required to be filed by it with the SEC since its incorporation (collectively, the "Buyer SEC Reports"). As of the respective dates they became effective, the Buyer SEC Reports which were filed pursuant to the Securities Act and as of the respective dates of filing of the last applicable amendment thereto the Buyer SEC Reports which were filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended, except that in the case of the unaudited consolidated financial statements included in any form 10-Q, the presentation and disclosure conform with the applicable rules of the Securities Exchange Act of 1934 and are subject to year-end adjustments.

                  6.6 Litigation. Except as set forth in Schedule 6.5, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against or affecting it with respect to or affecting the Buyer, or its assets, properties or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer of before any arbitrator.

                  6.7 Tax Returns and Payments. The Buyer has filed all tax returns required to be filed by it and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by them which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

                  6.8 Employee Benefit Plans. The Buyer is in compliance with its obligations relating to all employee benefit plans established, maintained or contributed to by the Buyer and it has no outstanding liabilities with respect to any such employee benefit plans.

                  6.9 Labor Relations. (a) The Buyer is not engaged in any unfair labor practice that could have an adverse effect on the Buyer. There is (i) no significant unfair labor practice complaint pending against either the Buyer, threatened against the Buyer or, before any governmental body or agency and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Buyer or, threatened against the Buyer or, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Buyer or, threatened against the Buyer,
(iii) to the best knowledge of the Buyer, no union representation question existing with respect to the employees of the Buyer.

                  (b) To the best knowledge of the Buyer, no officer or director of the Buyer, and no other employee of the Buyer, is a party to or bound by the Buyer or other commitment or obligation, or subject to any writ, injunction, stipulation, judgment, decree or order of any governmental entity, that may interfere with the use of such director's, officer's or other employee's best efforts to promote the interests of the Buyer, conflict with the business of the Buyer, as now conducted, or the transactions contemplated by this Agreement or have an adverse effect on the Buyer.

                  (c) To the Buyer's best knowledge, neither the Buyer or any of its or their officers or employees has any patents issued or applications pending for any device, process, method, design or invention of any kind now used in or necessary for the conduct of the business as presently conducted by the Buyer or any of its subsidiaries, which patents or applications have not been assigned to the Buyer with such assignment duly recorded in the United States Patent Office or with the applicable foreign governmental entity.

                  6.10       Undisclosed Liabilities. Except as set forth on
Schedule 6.10, the Buyer has no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practices and not in violation of this Agreement.

         7. Conditions of Buyer' Obligations at Closing. Buyer's obligation to purchase the Stock to be purchased by it at the Closing is subject to the fulfillment to Buyer's satisfaction, prior to or at the Closing, of each of the following conditions:

                  7.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

                  7.2 Performance. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  7.3 Stock Certificates, etc. At the Closing, in accordance with the provisions of Section 1 of this Agreement, Seller shall have delivered to Buyer certificates evidencing the Stock in accordance with Section 2 (ii) hereof, all in form and substance satisfactory to Buyer and sufficient to transfer to and vest in Buyer good and valid title to the Stock, free and clear of any Lien.

                  7.4 Consents. Seller shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby.

                  7.5 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement or the transactions contemplated hereby.

                  7.6 Opinion of Counsel. The Buyer shall have received from Colombian counsel satisfactory to Buyer, an opinion dated as of the Closing, in the form attached hereto as Exhibit 2.

                  7.7 Approval of Buyer's Board of Directors. The Board of Directors of Buyer shall have approved this Agreement and the transactions contemplated hereby.

                  7.8 Certificates and Documents. Seller shall have delivered to Buyer:

                  i.                All the incorporation documents of Interloop
                          Americas and Interloop Colombia, certified by the appropriate Governmental Authority;

                  ii.               A certificate, as of the most recent
                           practicable date, as to the corporate good standing of the Companies, issued by the appropriate Governmental Authority confirming such good standing on or immediately prior to the Closing;

                  iii.              The by-laws, estatutos, articles of
                             associations of the Companies, certified by appropriate Governmental Authority.; and

                  iv.               Resolutions of Seller and their stockholders
                             if appropriate, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Seller as of the Closing Date.

                  v.                Conclusive evidence that Ingenieria
                             Financiera de Colombia Ltda. has (i) transferred its stock in Interloop Colombia to Seller free and clear of any Liens and obligations whatsoever; and
                             (ii) released Interloop Colombia, any of its affiliates and respective officers, directors, employees, agents, shareholders, succesors, assigns or any other Person, from any and all claims, suits, proceedings, losses damages or other obligation arising out of the condition of former stockholder of Interloop Colombia.

                  If at the Closing Seller fails to tender to the Buyer the documents specified herein which are required to be delivered to the Buyer at the Closing or if at the Closing any of the conditions specified in this Section 7 shall not have been fulfilled to Buyer's satisfaction, Buyer shall, at its election, be relieved of all further obligations under this Agreement.

         8. Conditions of the Seller's Obligations at Closing. The obligations of Seller to the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  8.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

                  8.2 Payment of Purchase Price. Buyer shall have (i) delivered to the Seller certificates evidencing the Win Gate Shares in accordance with Section 2 (ii) hereof, all in form and substance satisfactory to Seller and sufficient to transfer to and vest in Seller good and valid title to the Win Gate Shares, free and clear of any Lien.

                  8.3 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement or the transactions contemplated hereby.

                  8.4        Note. Buyer shall have issued and delivered the
Note in accordance with the provisions of Section 3 herein.

                  8.5 Security Interest. In order to guaranty the fulfilment of its obligations under this Agreement and the Note, Buyer shall have pledge 761,000 shares of Interloop Americas, in accordance with the terms of the Pledge Agreement attached as Exhibit 3.

                  If at the Closing the Buyer shall not have fulfilled to Seller's satisfaction the conditions described in this Section 8, such Buyer shall, at its election, be relieved of all further obligations under this Agreement.

         9.       Events of default.
                  ------------------

                  It shall be an Event of Default if any of the conditions or events described in Sections 9.1 through 9.6 ("Events of Default") shall occur
(i) the Note less interest not accrued as of the date of acceleration, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind all of which are hereby expressly waived by the Buyer; (ii) 761,000 shares of Interloop Americas pledged by Buyer in accordance with the terms of the Pledge Agreement attached as Exhibit 3 shall be subject to the remedies provided in the Pledge Agreement; and (iii) the obligations of the Seller hereunder shall thereupon terminate; provided, however, that any event described in Sections 9.1 through 9.6 shall not constitute an Event of Default unless Seller has provided notice to Buyer declaring such event an Event of Default and provided further, that the Note shall not be payable, whether by acceleration or otherwise, before the Buyer has made fully and complete payment of a loan of GNB Bank Panama to Buyer, for the amount US$5,000,000 together with interest thereon (the "Loan") and no action or claims can be brought by the Seller against the Buyer in connection with the payment of the Note until the Loan is fully paid or if the Loan is converted, until its interest is fully paid.

                  9.1 Failure To Make Payments When Due. The Buyer shall default in the payment when due of the Note;

                  9.2 Breach of Agreements. Failure of the Borrower to perform or comply with any of its obligations contained in this Agreement other than under Section 9.1 and such default shall continue for a period of ten days or more;

                  9.3 Representations, etc. Any representation or covenant made by or on behalf of the Buyer in this Agreement or in the Note or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; provided that Buyer has not cured the default within 30 days from a written notice sent by Seller and provided further that Seller has not breached any of its representations, covenants or undertakings under this Agreement;

                  9.4 Involuntary Bankruptcy. Appointment of Receiver, Etc. (i) A court shall enter a decree or order for relief in respect of the Buyer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (ii) an involuntary case is commenced against the Buyer under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Buyer or over all or a substantial part of any of its assets and properties, shall have been entered; or an interim receiver, trustee or other custodian of the Buyer for all or a substantial part of their assets and properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the assets and properties of the Buyer and the continuance of any such events in this clause (ii) for thirty
(30) days unless dismissed, bonded, stayed, vacated or discharged; or

                  9.5        Voluntary Bankruptcy; Appointment of Receiver, Etc.
The Buyer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or making possession by a receiver, trustee or other custodian for all or a possession by a receiver, trustee or other custodian for all or a substantial part of its assets and properties; the making by the Buyer of any assignment for the benefit of creditors; the admission by the Buyer in writing of its inability to pay its debts as such debts become due; or the board of directors of the Buyer (or any committee) adopts any resolution or otherwise authorizes action to approve any of the foregoing.

                  9.6 Change in Condition. Any material adverse change in the financial condition, operations, assets or liabilities of the Buyer or any of its subsidiaries from those set forth in the most recent financial statements filed with the SEC.

                  10.        General.
                             -------

                             (a) Notices. Any notice required or permitted
hereunder shall be in writing, and shall be delivered personally or sent by certified mail, return receipt required, or confirmed facsimile transmission as follows:


If to OAH:
c/o Trident Trust Company
King's Court, Bay Street
Nassau, Bahamas
Att'n:  Mr. Peter Waller
Fax No. (242) 328 1064



If to Buyer:
45 Broadway,
New York, New York

Attention: Gary D. Morgan, Chairman

with copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Att.:    David W. Sloan, Esq.
Fax Number: 212.969.2900


                             (b) Survival. All representations and covenants
contained herein shall survive the date hereof.

                             (c) Counterparts. This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                             (d) No Implied Waiver. No failure or delay on the
part of a party hereto to exercise any right, power or privilege shall be deemed a waiver of any rights and remedies to which such party may be entitled.

                             (e) Indemnification. Each of the parties agrees to
indemnify the other and each officer, director, employee, agent, partner, stockholder and affiliate of the other (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of- pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for each of such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred, directly or indirectly, in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by them herein or in any of the exhibits or schedules attached hereto, (b) any breach or non-fulfillment of any covenant, representation or agreement made by the them and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws in connection with the sale or disposition of the Stock.

                             (f) Entire Agreement. This Agreement sets forth the
entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications, understandings and agreements, oral or written and cannot be changed except by an instrument in writing signed by the parties hereto.

                             (g) Directors. For the longer that (i) Seller has
at least a 5% of the percentage interest of Buyer, Seller shall have the right to designate one director to the board of directors of Buyer subject to the Buyer's reasonable right to object that designee; provided that

Buyer cannot object to the designation of the principal of Seller; and (ii) the
Note is outstanding, Buyer shall make best efforts to maintain Seller's designee on the board of directors of Buyer.

                             (h) Headings. The headings in this Agreement are
for convenience of reference only, are not a part hereto and shall not affect the interpretation or construction hereof.

                             (i) Governing Law. This agreement shall be governed
by and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the U.S. District Court for the Southern District of New York or, if such Court lacks subject matter jurisdiction, in the United States Supreme Court for the State of New York. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

                             (j) Successors. This Agreement shall be binding
upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided that Seller may not assign its rights or obligations under this Agreement prior to October 31, 2000; and further provided that any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement.

         IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    WIN-GATE EQUITY GROUP INC


                                    By:  /s/ Gary D. Morgan
                                         ----------------------------------
                                    Name:    Gary D. Morgan
                                    Title:    Chief Executive Officer


                                    ORIENTAL ALLIED HOLDINGS LTD.

                                    By:  Standard Nominees Bahamas, Ltd.,
                                              Sole Director

                                          By: /s/ Renee Woodside
                                              -----------------------------
                                             Name:  Renee Woodside